Exhibit 99.1

SAFETY INSURANCE GROUP, INC. ANNOUNCES FOURTH QUARTER AND YEAR ENDED 2025 RESULTS

Boston, Massachusetts, February 25, 2026. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“Safety” or the “Company”) today reported fourth quarter and year ended 2025 results.

George M. Murphy, Chairman of the Board of Directors, President and Chief Executive Officer, commented: “In 2025, Safety achieved a combined ratio of 99.0% for the year ended December 31, 2025, compared to 101.1% from the prior year. The year-over-year improvement in combined ratio reflects the impact of our prior year growth in policy counts and rate increases earning into top-line results. Our improved underwriting results, coupled with favorable results in other revenue lines, positively impacted earnings per share, which improved to $6.72 for the year ended December 31, 2025, compared to $4.79 for the same period in the prior year. For the year ended December 31, 2025, we saw our book value per share increase to $60.98, from $55.83 for the same period in the prior year, an increase of 9.2% year-over-year.

We continue to generate positive cash flows from operations and acted during the fourth quarter to strengthen our investment portfolio and support long-term value creation. In our earnings release for the quarter ended September 30, 2025, I communicated our intent to recommence share repurchases. During the quarter ended December 31, 2025, we repurchased $20 million of shares. This action reflects our confidence in the durability of our business and our commitment to delivering shareholder value.”

Fourth Quarter and Year Ended 2025 Results and Recent Developments

Net income for the quarter ended December 31, 2025 was $20.1 million, or $1.36 per diluted share, compared to net income of $8.1 million, or $0.55 per diluted share, for the comparable 2024 period. Net income for the year ended December 31, 2025 was $99.3 million, or $6.70 per diluted share, compared to net income of $70.7 million, or $4.78 per diluted share, for the comparable 2024 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended December 31, 2025 was $1.51 per diluted share, compared to $0.94 per diluted share for the comparable 2024 period. Non-GAAP operating income for the year ended December 31, 2025 was $5.71 per diluted share compared to $4.16 per diluted share for the comparable 2024 period.

Safety’s book value per share increased to $60.98 at December 31, 2025 from $55.83 at December 31, 2024 resulting from net income and increases in the value of our fixed maturity portfolio, offset by dividends paid. Safety paid $0.92 per share in dividends to investors during the quarter ended December 31, 2025 compared to $0.90 for the comparable 2024 period. Safety paid $3.64 per share in dividends to investors during the year ended December 31, 2025 compared to $3.60 for the comparable 2024 period.

On February 17, 2026, our Board of Directors approved a $0.92 per share quarterly cash dividend on our issued and outstanding common stock payable on March 13, 2026, to shareholders of record at the close of business on March 2, 2026.

Direct written premiums for the quarter ended December 31, 2025 increased by $7.6 million, or 2.6%, to $299.6 million from $292.0 million for the comparable 2024 period. Direct written premiums for the year ended December 31, 2025 increased by $85.5 million, or 7.2%, to $1,278.6 million from $1,193.1 million for the comparable 2024 period. Net written premiums for the quarter ended December 31, 2025 increased by

$16.7 million, or 6.5%, to $272.2 million from $255.5 million for the comparable 2024 period. Net written premiums for the year ended December 31, 2025 increased by $82.2 million, or 7.5%, to $1,175.7 million from $1,093.5 million for the comparable 2024 period.

The increases in direct written premiums and net written premiums are a result of rate increases. For the year ended December 31, 2025, average written premium per policy increased 8.1%, 4.6% and 9.7% in Private Passenger Automobile, Commercial Automobile and Homeowners lines, respectively, compared to the same period in 2024.

Net earned premiums for the quarter ended December 31, 2025 increased by $24.1 million, or 9.0%, to $293.2 million from $269.1 million for the comparable 2024 period. Net earned premiums for the year ended December 31, 2025 increased by $128.3 million, or 12.7%, to $1,139.0 million from $1,010.7 million for the comparable 2024 period. The increase in net earned premium is the result of prior year growth in direct written premiums earning into top-line results.

For the quarter ended December 31, 2025, losses and loss adjustment expenses incurred increased by $14.7 million, or 7.6%, to $207.7 million from $193.0 million for the comparable 2024 period. For the year ended December 31, 2025, losses and loss adjustment expenses incurred increased by $80.6 million, or 11.2%, to $797.2 million from $716.6 million for the comparable 2024 period. The increase in losses is driven by our larger policy counts and current market conditions, specifically inflationary impacts on our Private Passenger Automobile book of business.

Loss, expense, and combined ratios calculated for the quarter ended December 31, 2025 were 70.8%, 28.6%, and 99.4%, respectively, compared to 71.7%, 30.2%, and 101.9%, respectively, for the comparable 2024 period. The decrease in loss and expense ratios is driven by the increase in net earned premiums. Loss, expense, and combined ratios calculated for the year ended December 31, 2025 were 70.0%, 29.0%, and 99.0%, respectively, compared to 70.9%, 30.2%, and 101.1%, respectively, for the comparable 2024 period.

Total prior year favorable development included in the pre-tax results for the quarter ended December 31, 2025 was $11.4 million compared to $13.0 million for the comparable 2024 period. Total prior year favorable development included in the pre-tax results for the year ended December 31, 2025 was $44.6 million compared to $51.9 million for the comparable 2024 period. Included within prior year development for the year ended December 31, 2024 was $8.6 million related to a restructuring of the Massachusetts Property Insurance Underwriting Association.

Net investment income for the quarter ended December 31, 2025 increased by $2.1 million, or 14.3%, to $16.9 million from $14.8 million for the comparable 2024 period. Net investment income for the year ended December 31, 2025 increased by $7.0 million, or 12.6%, to $62.7 million from $55.7 million for the comparable 2024 period. The increase is a result of increases in interest rates on our fixed maturity portfolio compared to the prior year. Net effective annualized yield on the investment portfolio was 4.2% for the quarter ended December 31, 2025 compared to 4.0% for the comparable 2024 period. Net effective annualized yield on the investment portfolio was 4.0% for the year ended December 31, 2025 compared to 3.9% for the comparable 2024 period. The investment portfolio’s duration on fixed maturities was 3.9 years at December 31, 2025 compared to 3.5 years at December 31, 2024.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures are useful to explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains on investments, change in net unrealized gains on equity securities, credit loss benefit (expense) and taxes related thereto. For the quarter ended December 31, 2025, a decrease of $14.0 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to a decrease of $10.9 million recognized in the comparable 2024 period. For the year ended December 31, 2025, a decrease of $0.8 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to an increase of $4.0 million recognized in the comparable 2024 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, Safety Northeast Insurance Company, and Safety Northeast Insurance Agency. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2024 Form 10-K with the SEC on February 27, 2025 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The impact of inflation, changes in tariffs and supply chain delays on loss severity;

●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	The impact of investment, economic and underwriting market conditions, including interest rates and inflation;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others; and
●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,337,235 and $1,181,038, allowance for expected credit losses of $0 and $1,198)	$1,315,548	$1,115,218
Short-term investments, at fair value (cost: $0 and $19,970)	—	19,975
Equity securities, at fair value (cost: $201,591 and $201,258)	220,953	221,422
Other invested assets	151,020	156,444
Total investments	1,687,521	1,513,059
Cash and cash equivalents	73,901	58,974
Accounts receivable, net of allowance for expected credit losses of $802 and $918	320,187	306,465
Receivable for securities sold	4,269	568
Accrued investment income	12,169	7,426
Receivable from reinsurers related to paid loss and loss adjustment expenses	9,433	26,386
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	149,441	130,792
Ceded unearned premiums	39,674	41,413
Deferred policy acquisition costs	111,791	105,474
Deferred income taxes	4,116	11,200
Equity and deposits in pools	4,197	3,740
Operating lease right-of-use-assets	11,861	15,733
Goodwill	17,093	17,093
Intangible assets	6,783	7,730
Other assets	18,672	24,037
Total assets	$2,471,108	$2,270,090

Liabilities
Losses and loss adjustment expense reserves	$761,739	$671,669
Unearned premium reserves	654,803	619,916
Accounts payable and accrued liabilities	80,461	77,276
Payable for securities purchased	846	6,949
Payable to reinsurers	15,184	19,074
Taxes payable	3,903	1,009
Short-term debt	—	30,000
Long-term debt	50,000	—
Operating lease liabilities	11,861	15,733
Total liabilities	1,578,797	1,441,626

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 18,051,631 and 17,995,584 shares issued	181	180
Additional paid-in capital	235,693	230,864
Accumulated other comprehensive loss, net of taxes	(17,133)	(51,047)
Retained earnings	844,063	798,760
Treasury stock, at cost: 3,419,947 and 3,157,577 shares	(170,493)	(150,293)
Total shareholders’ equity	892,311	828,464
Total liabilities and shareholders’ equity	$2,471,108	$2,270,090

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net earned premiums	$293,187	$269,050	$1,139,011	$1,010,704
Net investment income	16,899	14,779	62,732	55,720
Earnings from partnership investments	3,074	1,674	8,461	10,271
Net realized gains on investments	10,250	3,199	17,982	7,720
Change in net unrealized gains on equity securities	(14,035)	(10,929)	(802)	3,951
Credit loss benefit (expense)	966	346	1,198	9
Commission income	2,703	2,144	9,498	7,942
Finance and other service income	6,291	6,456	25,652	23,700
Total revenue	319,335	286,719	1,263,732	1,120,017

Losses and loss adjustment expenses	207,678	193,007	797,182	716,637
Underwriting, operating and related expenses	83,722	81,266	330,396	305,322
Other expense	1,961	2,203	7,941	7,683
Interest expense	558	124	1,530	509
Total expenses	293,919	276,600	1,137,049	1,030,151

Income before income taxes	25,416	10,119	126,683	89,866
Income tax expense	5,304	1,988	27,428	19,132
Net income	$20,112	$8,131	$99,255	$70,734

Earnings per weighted average common share:
Basic	$1.37	$0.55	$6.72	$4.79
Diluted	$1.36	$0.55	$6.70	$4.78

Cash dividends paid per common share	$0.92	$0.90	$3.64	$3.60

Number of shares used in computing earnings per share:
Basic	14,638,570	14,701,222	14,711,942	14,692,089
Diluted	14,674,829	14,722,190	14,745,125	14,717,118

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$20,112	$8,131	$99,255	$70,734
Exclusions from net income:
Net realized gains on investments	(10,250)	(3,199)	(17,982)	(7,720)
Change in net unrealized gains on equity securities	14,035	10,929	802	(3,951)
Credit loss (benefit) expense	(966)	(346)	(1,198)	(9)
Income tax expense	(592)	(1,551)	3,859	2,453
Non-GAAP operating income	$22,339	$13,964	$84,736	$61,507

Net income per diluted share	$1.36	$0.55	$6.70	$4.78
Exclusions from net income:
Net realized gains on investments	(0.70)	(0.22)	(1.22)	(0.52)
Change in net unrealized gains on equity securities	0.96	0.74	0.05	(0.27)
Credit loss (benefit) expense	(0.07)	(0.02)	(0.08)	-
Income tax expense	(0.04)	(0.11)	0.26	0.17
Non-GAAP operating income per diluted share	$1.51	$0.94	$5.71	$4.16

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Written Premiums
Direct	$299,625	$292,025	$1,278,605	$1,193,057
Assumed	5,412	(2,606)	23,765	20,279
Ceded	(32,870)	(33,856)	(126,733)	(119,931)
Net written premiums	$272,167	$255,563	$1,175,637	$1,093,405

Earned Premiums
Direct	$320,793	$301,987	$1,244,722	$1,102,695
Assumed	5,305	(2,810)	22,760	18,874
Ceded	(32,911)	(30,127)	(128,471)	(110,865)
Net earned premiums	$293,187	$269,050	$1,139,011	$1,010,704